UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 17, 2005

webMethods, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-15681	54-1807654
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3930 Pender Drive, Fairfax, Virginia		22030
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	703-460-2500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

webMethods, Inc. received a notice from The Nasdaq Stock Market on January 14, 2005 that a Nasdaq Listing Qualifications Panel had granted the company’s requested extension through February 15, 2005 for the filing of webMethods’ Form 10-Q for the quarter ended September 30, 2004. The Listing Qualifications Panel informed webMethods that any required restatements of financial statements must also be filed by February 15, 2005, and that webMethods must timely file its required periodic reports with the Securities and Exchange Commission and Nasdaq for all reporting periods through December 31, 2005. The Listing Qualifications Panel indicated that extensions under Rule 12b-25 will not result in an automatic extension of filing deadlines for purposes of Nasdaq’s requirement of timely filing of periodic reports.

The common stock of webMethods, Inc. will continue to trade under the symbol "WEBME" during this extension.

Item 7.01. Regulation FD Disclosure.

On January 17, 2005, webMethods, Inc. issued a press release announcing the Nasdaq Listing Qualifications Panel decision described above. The press release is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

Not applicable.

(b) Pro Forma Financial Information.

Not applicable.

(c) Exhibits.

Exhibit 99.1 Press release dated January 17, 2005.*

* This exhibit is furnished to, but not filed with, the Securities and Exchange Commission

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

webMethods, Inc.

January 17, 2005	By:	Mary Dridi

Name: Mary Dridi
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press release dated January 17, 2005 (this exhibit is furnished to, but not filed with, the Securities and Exchange Commission).